Exhibit 10.30
FIRST AMENDMENT
TO THE
IRWIN COMMERCIAL FINANCE
AMENDED AND RESTATED SHORT TERM INCENTIVE PLAN
     WHEREAS, Irwin Commercial Finance (the “Company”) maintains the Irwin Commercial Finance Amended and Restated Short Term Incentive Plan (the “Plan”); and
     WHEREAS, the Company may amend the Plan from time to time under Section 9(a) of the Plan.
     NOW THEREFORE, the Plan is hereby amended as follows:
1. Section 3(e) of the Plan is hereby deleted in its entirety and replaced with the following:
“(e)	COMMITTEE means the committee appointed by the board of directors of IFC to administer such short-term incentive plans as may be adopted by such board from time to time or, in the absence of such a committee, the standing compensation committee of IFC’s board of directors as constituted from time to time; provided, that any such Committee shall be comprised solely of at least two members of the IFC board of directors who qualify as “outside directors” under Code Section 162(m) and the regulations promulgated thereunder and as “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act.”
2. Section 3(g) of the Plan is hereby deleted in its entirety and replaced with the following:
     “(g) COVERED OFFICER means any employee who is an “executive officer” (as defined under SEC Rule 3b-7) of IFC.”
3. Section 3(k) of the Plan is hereby deleted in its entirety.
4. Section 5 of the Plan is hereby deleted in its entirety and replaced with the following:
     “5. Administration
a)	The Committee is responsible for, and shall have full power to, administer the Plan subject to the requirements of applicable law. The Committee shall have the right to make rules and regulations as it deems appropriate to administer the Plan, to construe and interpret the Plan, to decide all questions of eligibility, and to determine the amount and time of payment of benefits hereunder to the fullest extent provided by law and in its sole discretion. Any interpretations or decisions made in good faith by the Committee will be conclusive and binding on all persons having any interest in the Plan.

b)	The Committee may delegate may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to the Board the power to grant Awards to Participants who are not Covered Officers as of the time of grant, and (iii) to such other individuals as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” shall include the person or persons so delegated to the extent of such delegation.

c)	The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any Covered Officer, other officer or employee of the Company or a parent, subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a parent, subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
5.	Section 6(b) is hereby amended by adding the following sentence after the first sentence thereof:
“In addition, risk management may be selected by the Committee as an objective performance-based goal for an Award to a Participant who is a not a Covered Officer at the time of grant.”
6.	Section 9(a) of the Plan is hereby deleted in its entirety and replaced with the following:
“a)	AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN. The Board may, at any time and from time to time, amend, suspend or terminate all or part of the Plan as it may deem appropriate and subject to any requirement of stockholder approval imposed by applicable law, rule or regulation; provided, that, subject to the right of the Committee to adjust awards under the Plan, no such action may cause any Participant to be deprived of any Award previously awarded but not yet paid, or be effective in the Performance Period in which such action is taken, unless it is taken within the first three months of such period. Notwithstanding the foregoing, to the extent that an amendment, suspension or termination would apply to one or more Participants who are Covered Officers, the Board’s authority to amend, suspend or termination the Plan shall be subject to the Committee’s approval.”
7. All references in the Plan to “IFC Committee” shall be deleted and substituted with the “Committee.”
8. This First Amendment shall be effective for all Performance Periods beginning on or after January 1, 2007.
9. Capitalized terms not defined in this First Amendment shall have the meanings set forth in the Plan.
10. Except as modified and amended by this First Amendment, the Plan remains in full force and effect.
IN WITNESS WHEREOF, Irwin Commercial Finance has caused this First Amendment to be executed on its behalf by its duly authorized officer in April, 2007.

IRWIN COMMERCIAL FINANCE

By:	/s/ Thomas D. Washburn

Its:	Chairman

Attest:

/s/ Steven R. Shultz, Secretary
Date: April 26, 2007

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